EXHIBIT 99.(a)(1)(A)

NVIDIA CORPORATION
2701 SAN TOMAS EXPRESSWAY
SANTA CLARA, CALIFORNIA 95050
(408) 486-2000

OFFER TO EXCHANGE OUTSTANDING
OPTIONS TO PURCHASE COMMON STOCK
HAVING AN EXERCISE PRICE
EQUAL TO OR GREATER THAN $27.00 PER SHARE

SEPTEMBER 26, 2002

NVIDIA CORPORATION

OFFER TO EXCHANGE OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK
HAVING AN EXERCISE PRICE EQUAL TO OR GREATER THAN $27.00 PER SHARE

THE OFFER EXPIRES AT MIDNIGHT, PACIFIC TIME, ON
THURSDAY, OCTOBER 24, 2002, UNLESS THE OFFER PERIOD IS EXTENDED

NVIDIA Corporation is offering the employees of NVIDIA and its subsidiaries the opportunity to exchange outstanding stock options, whether vested or unvested, with exercise prices equal to or greater than $27.00 per share for shares of its Common Stock.

If you elect to participate in the offer, we will issue to you, in exchange for the cancellation of your eligible stock options, consideration equal to the number of shares underlying the stock option grants you tender for exchange multiplied by $3.20. The number of shares you receive will equal such consideration less the amount of applicable tax withholdings divided by the closing price of our Common Stock as reported on the Nasdaq National Market on October 24, 2002, or a later date if the offer period is extended. If you elect to participate in the offer, you will be required to exchange all stock option grants issued to you on or after March 25, 2002.

The shares of Common Stock you receive upon exchange of eligible stock options will be fully vested. However, a portion of the shares that is equal to 25% of the total consideration, based on the closing price of our Common Stock on the offer termination date, will have a six month holding period, and a portion of the shares that is equal to 25% of such total consideration will have a one year holding period. Withholding taxes or charges will be deducted from the remaining 50% of the total consideration, and the shares issued to you after such withholding will not have a holding restriction.

As an example, assume that you hold a stock option grant to purchase 1,000 shares of our Common Stock at an exercise price of $35.00 per share. Assume that your tax withholding rate is 35% (based on an assumed federal rate of 27%, California state rate of 6% plus 2% for FICA, FUTA and other applicable taxes) and the closing price of our Common Stock on October 24, 2002 is $9.00 per share. If you elect to participate in the offer, in exchange for the cancellation of your stock option, you will receive shares of Common Stock calculated as follows:

•	1,000 shares underlying your stock option, multiplied by $3.20 per share, for an aggregate value of $3,200.

•
Of the $3,200 in aggregate value, $1,120 (35% of $3,200) will be withheld for tax withholding requirements. The value withheld for tax requirements will be deducted from the portion of the shares to be issued that are not subject to the holding restrictions.

•	The remaining $2,080 in value, divided by the assumed $9.00 per share closing price, equals 232 shares of our Common Stock that will be issued to you.

•
Of the 232 shares of Common Stock to be issued, 54 shares (which equals 50% of the aggregate value of $3,200 ($1,600), less the tax withholding amount of $1,120, divided by the assumed share price of $9.00) will not be subject to any holding restrictions, and 178 shares (50% of the aggregate value issuable, divided by the assumed $9.00 share price) will be subject to the holding restrictions, with 89 shares (25% of the aggregate value issuable) released six months following completion of the exchange offer and the remaining 89 shares (25% of the aggregate value issuable) released one year following completion of the exchange offer.

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The 54 shares of Common Stock that will be issued to you promptly following the offer termination date will not be subject to a holding restriction. You may sell these 54 shares, provided you comply with applicable securities laws and our securities trading policies, including our “trading window” that is scheduled to remain closed until approximately November 12, 2002.

Only employees of NVIDIA Corporation or one of its subsidiaries as of September 26, 2002 who continue to be employees through the offer termination date of October 24, 2002, or a later date if the offer period is extended, are eligible to participate in the offer. If you are currently on medical, maternity, worker’s compensation, military or other statutorily protected leave of absence or a personal leave of absence, you are also eligible to participate in the offer. However, if you resign or receive a notice of termination of employment at any time before the offer terminates, you are not eligible to participate in the offer. In addition, our Chief Executive Officer and Chief Financial Officer and members of our Board of Directors are not eligible to participate in the offer.

If you hold more than one eligible option grant, you may tender as many or as few eligible option grants as you wish. If you elect to exchange an eligible option grant, you must tender all of the outstanding shares under that eligible option grant. You will not be allowed to tender a portion of the outstanding shares subject to a single eligible option grant. If you elect to participate in the Offer, you will be required to exchange all stock option grants issued to you on or after March 25, 2002 regardless of exercise price.

We are making the offer upon the terms and subject to the conditions described in this Offer to Exchange, including the conditions described in Section 7 of this Offer to Exchange. We will assess whether we are permitted to make the offer in all jurisdictions. In the event that we determine that we are not legally able to make the offer in a particular jurisdiction, we reserve the right to withdraw the offer in that particular jurisdiction. If we withdraw the offer in a particular jurisdiction, the offer will not be made to, nor will exchanges be accepted from or on behalf of employees in such jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the offer legally available to eligible employees in any jurisdiction.

Although our Board of Directors has approved the offer, neither we nor our Board of Directors makes any recommendation as to whether or not you should tender one or more of your eligible options for exchange. You must make your own decision whether to tender your eligible options. You should carefully review this Offer to Exchange in its entirety before deciding whether to elect to exchange your eligible options.

Shares of our Common Stock are quoted on the Nasdaq National Market under the symbol “NVDA.” On September 25, 2002, the closing price of our Common Stock as reported on the Nasdaq National Market was $9.37 per share. The number of shares of Common Stock that will be issued to you if you accept the offer will fluctuate based on the closing price of our Common Stock on the offer termination date.

You should direct questions about the offer, requests for assistance in completing the related documents and requests for additional copies of this Offer to Exchange or related documents by sending an email to optionexchange@nvidia.com.

This transaction has not been approved or disapproved by the Securities and Exchange Commission nor has the SEC passed upon the fairness or merits of such transaction or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense. In the event of any conflict between this documentation and the rules of the participating plans or any applicable legislation, the rules or legislation (as the case may be) will take precedence. All references to taxation consequences are for guidance only. We recommend that you consult with your tax advisor to determine the tax consequences of electing to participate in the offer.

IMPORTANT

Whether or not you accept the offer, please complete and sign an election form for all of your eligible options and deliver or fax (facsimile number (408) 486-2577) your election form to Stock Administration at NVIDIA Corporation. Election forms must be received before midnight, Pacific Time, on October 24, 2002 (or a later expiration date if we extend the offer). Election forms not received by NVIDIA Corporation by October 24, 2002, even if sent prior to the offer termination date, will be disregarded. Please allow time for delivery when sending your Election Forms.

If you accept the offer and the price of our Common Stock increases above the exercise price of your eligible options during the term of your eligible options, the value of the consideration you receive may be less than the value of the Common Stock you would have received upon exercise of your eligible options. Therefore,we cannot guarantee that the value of the consideration you receive will be higher than what you would receive if you do not exchange your eligible options. Further, we cannot guarantee that the value of the Common Stock at the time the applicable holding period expires will be higher than or equal to the value of the Common Stock at the time you receive it. NVIDIA Corporation and its Board of Directors recognize that the decision to accept or reject the offer is an individual one that should be based on a variety of factors, and you should consult your personal advisors about your financial or tax situation. The information about the offer from NVIDIA Corporation is limited to the contents of this Offer to Exchange.

We have not authorized any person to make any recommendation on our behalf as to whether or not you should tender your eligible options pursuant to the offer. We have not authorized anyone to give you any information or to make any representation in connection with the offer other than the information and representations contained in this document and the Tender Offer Statement filed with the SEC on September 26, 2002. If anyone makes any such recommendation or representation to you or gives you any such information, you must not rely upon that recommendation, representation or information as having been authorized by NVIDIA.

SUMMARY OF TERMS

The following are answers to some of the questions that you may have about the offer to employees of NVIDIA Corporation and its subsidiaries to exchange outstanding option grants, whether or not vested, with exercise prices equal to or greater than $27.00 per share (the “Eligible Options”) granted under its equity incentive plans (the “Offer”). We urge you to read carefully the remainder of this Offer to Exchange and the accompanying documents because the information in this summary is not complete. We have included references to the relevant sections of the Offer to Exchange where you can find a more complete description of the topics in this summary.

Who can participate in the Offer?

“Eligible Participants” are employees of NVIDIA Corporation and its subsidiaries as of September 26, 2002 who continue to be employees through October 24, 2002, or a later date if the Offer is extended (the “Offer Termination Date”). If you are currently on medical, maternity, worker’s compensation, military or other statutorily protected leave of absence or a personal leave of absence, you are also eligible to participate in the Offer. However, if you resign or receive a “Notice of Termination” (as defined below) at any time before the Offer terminates, you are not eligible to participate in the Offer. In addition, our Chief Executive Officer and Chief Financial Officer and members of our Board of Directors and are not eligible to participate in the Offer. See Section 1 of the Offer to Exchange.

How do I know if I have received a “Notice of Termination”?

For purposes of the Offer, you have received a “Notice of Termination” if, at any time before the Offer Termination Date, you have (a) received a written notice that NVIDIA Corporation or one of its subsidiaries intends to take the necessary steps to end your employment relationship or (b) in accordance with local laws, received an offer, filed or have agreed in writing to file a petition in labor court or have entered into an agreement, in each case, to end your employment relationship with NVIDIA Corporation or one of its subsidiaries.

If I am on a “personal” leave of absence, will I be eligible to participate in the Offer?

Yes. If you are on a “personal” leave of absence, you will be deemed an Eligible Participant and may participate in the Offer.

What options are NVIDIA Corporation offering to exchange?

We are offering to exchange vested and unvested stock options held by Eligible Participants that are currently outstanding under our equity incentive plans and that have exercise prices equal to or greater than $27.00 per share. You can elect to exchange any of your Eligible Options if you are an Eligible Participant, and if otherwise permissible by applicable law. If you elect to tender an Eligible Option for exchange, you must tender all of the shares of Common Stock subject to such Eligible Option, as partial tenders of Eligible Options will not be allowed. If you elect to participate in the Offer, you will be required to exchange all stock option grants issued to you on or after March 25, 2002 regardless of exercise price.

Why is NVIDIA making the Offer?

A cornerstone of our success has been the motivation of our employees through appropriate levels of cash and equity compensation. Many of our employees’ outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our Common Stock. We believe that these options may be unlikely to be exercised in the near future and have resulted in a lack of proper incentives for our employees. By making this Offer, we believe we will be able to improve employee morale by realigning our compensation programs to more closely reflect the current market and economic conditions. See Section 2 of the Offer to Exchange.

What consideration will I receive in exchange for the cancellation of an Eligible Option?

If you elect to participate in the Offer, we will issue to you, in exchange for the cancellation of your Eligible Options, consideration equal to the number of shares underlying the stock option grants you tender for exchange multiplied by $3.20 (the “Consideration”). The actual number of shares you receive will equal such Consideration less the amount of applicable tax withholdings divided by the closing price of our Common Stock as reported on the Nasdaq National Market on October 24, 2002, or a later date if the offer period is extended (the “Closing Price”). If you elect to participate in the Offer, you will be required to exchange all stock option grants issued to you on or after March 25, 2002 regardless of exercise price. No fractional shares will be issued. The shares of Common Stock issued upon exchange of an Eligible Option are referred to as “Issued Common Stock.”

That portion of the Issued Common Stock that is equal in value on the Offer Termination Date to 50% of the total Consideration, based on the Closing Price, will be subject to a holding period that restricts the sale of the Issued Common Stock, as further described in Section 3 of the Offer to Exchange. While that portion of the Issued Common Stock that is equal in value on the Offer Termination Date to 50% of the total Consideration will not be subject to a holding restriction, any applicable withholding taxes or charges will be deducted from such Consideration and paid by us to the applicable tax authority, as permitted or required by law. See Section 3 of the Offer to Exchange.

How did NVIDIA determine the number of shares of Common Stock to be issued in exchange for the cancellation of each share of Common Stock underlying an Eligible Option?

We used the Black-Scholes option-pricing model to determine the fair value of the Eligible Options. The Black-Scholes option-pricing model, a widely accepted methodology used to value stock options, relies on various assumptions, including the expected remaining term of the options, the expected volatility of our Common Stock, the risk-free rate of interest, expected dividends, the option exercise price and the price of our Common Stock as of the date we commence the Offer. The number of shares of Common Stock that we are offering in exchange for each share of Common Stock underlying an Eligible Option is intended to be at least the fair value of the Eligible Option, as determined by the Black-Scholes option-pricing model using our current estimates of these assumptions.

Will fluctuations in the price of NVIDIA’s Common Stock affect the number of shares of Issued Common Stock I will receive in exchange for my Eligible Options?

Yes. The number of shares of Issued Common Stock will change with fluctuations in the price of our Common Stock that occur prior to the Offer Termination Date. While the total value of the shares of Common Stock to be issued upon exchange of an Eligible Option will remain constant, if the market price of our Common Stock increases, the number of shares of Issued Common Stock will decrease, and if the market price of our Common Stock decreases, the number of shares of Issued Common Stock will increase. If an exchange of Eligible Options would result in the issuance of fractional shares of Common Stock, the number of shares of Issued Common Stock will be rounded up to the nearest whole number of shares. See Sections 3 and 8 of the Offer to Exchange.

How and when will I receive my Issued Common Stock?

Promptly following the termination of the Offer and the subsequent issuance of the Issued Common Stock (the “Issuance Date”), we expect to deliver the Issued Common Stock not subject to the holding restrictions to Salomon Smith Barney, one of our designated brokers for our employee stock option and purchase plans (the “Designated Broker”), who will deposit them into your account. If you do not have an account with Salomon Smith Barney, we will establish one for you prior to the Issuance Date. We expect to issue the shares of Issued Common Stock subject to the holding restrictions to Mellon Investor Services LLC, our transfer agent, under their direct registration system. Mellon Investor Services LLC will release the shares of Issued Common Stock to your Salomon Smith Barney account as the applicable holding period expires.

Why are the shares of Issued Common Stock being deposited into Salomon Smith Barney accounts, rather than OptionsLink accounts?

The Daniels Group at Salomon Smith Barney has served as one of our designated brokers for our employee stock option and purchase plans since we became a public company. Due to Salomon Smith Barney’s experience in this type of transaction, we have elected to use them as our Designated Broker for this transaction.

May I request to have my Issued Common Stock delivered to a broker other than Salomon Smith Barney?

No. For administrative reasons, your Issued Common Stock can only be delivered directly to Salomon Smith Barney.

Are there conditions to the Offer?

The Offer is subject to a number of conditions, which are described in Section 7 of the Offer to Exchange. If any of these conditions exist, we may decide to reject the Eligible Options that you elect to exchange, or we may terminate or amend the Offer, or postpone our acceptance of any Eligible Option that you elect to exchange. A summary of these conditions is as follows:

•	if we are required by the Securities and Exchange Commission or other regulatory agency to extend the Offer Termination Date beyond October 24, 2002;

•
if regulatory or legal actions threaten the validity or existence of, or our ability to complete, the Offer, or materially and adversely affect our business, condition (financial or other), income, operations or prospects or materially impair the benefits we believe we will receive from the Offer;

•	if regulatory or legal actions or interpretations would cause the Offer to have adverse accounting consequences to us;

•	if trading in the U.S. securities markets is suspended;

•	if there is any outbreak or material escalation of foreign or domestic hostilities or other crisis;

•	if a third party commences a merger with or acquisition of NVIDIA; or

•	if we believe that a material change or changes in our business, condition (financial or other), assets, income, operations, prospects or stock ownership has occurred.

What happens if I am an Eligible Participant on September 26, 2002 but am not an Eligible Participant on the Offer Termination Date?

If you elect to tender one or more of your Eligible Options for exchange and prior to the Offer Termination Date: (a) you resign or your employment or service with NVIDIA or one of its subsidiaries terminates; or (b) you receive a Notice of Termination, then none of your Eligible Options will be exchanged and your Eligible Options will continue on their current terms. However, local law may affect international employees differently.

Participation in the Offer does not confer upon you the right to remain employed by NVIDIA or its subsidiaries.

If I am an Eligible Participant employed outside of the United States who holds Eligible Options under NVIDIA’s equity incentive plans, am I subject to the same terms as described in this Offer?

If you are an Eligible Participant employed outside of the United States who holds Eligible Options, you are subject to the terms of this Offer as described herein. International employees should also refer to Appendix A to this Offer to Exchange entitled “Guide to International Issues” for a discussion of the tax and other consequences of accepting or rejecting the Offer under the law of the country in which you are employed. NVIDIA will assess its requirements with respect to withholding for taxes on the exchange of Eligible Options and the issuance of the Issued Common Stock, and where appropriate, will make withholding. Regardless of withholding, you are responsible for reporting and paying all taxes arising from the exchange of Eligible Options and the issuance of the Issued Common Stock.

Will I be eligible to receive future option grants if I exchange my Eligible Options?

While acceptance of the Offer will not, by itself, entitle you to receive any future option grants, regardless of whether you exchange one or more of your Eligible Options, you may be eligible to receive future option grants in accordance with our standard policies relating to performance and/or promotion.

With respect to the timing of any future option grants, if we issue any additional options to employees who exchange Eligible Options within six months of the Issuance Date, NVIDIA would likely suffer adverse accounting consequences. Accordingly, we will not grant any option grants to an employee who exchanges an Eligible Option grant during the six month period following the Offer Termination Date. In addition, we will not grant any options to Eligible Participants prior to the Offer Termination Date.

What will be the terms and conditions of the Issued Common Stock?

Issued Common Stock having a value on the Offer Termination Date of 25% of the total Consideration, based on the Closing Price, will have a holding period of six months from the Offer Termination Date. Issued Common Stock having a value on the Offer Termination Date of 25% of the total Consideration, based on the Closing Price, will have a holding period of one year from the Offer Termination Date. Any applicable withholding taxes or changes will be withheld from the remaining 50% of the total Consideration, and the Issued Common Stock issued following such withholding will not have a holding restriction.

During this holding period, each holder of Issued Common Stock that is subject to the holding restrictions will not be able to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of Issued Common Stock with respect to those shares that are subject to the holding restrictions. The remaining Issued Common Stock will not be subject to the holding restriction. However, such holder must comply with applicable securities laws and our securities trading policies when you sell any shares of Issued Common Stock, including compliance with our trading “window” policy. The trading window is not expected to open until November 12, 2002, three trading days after the scheduled release of our earnings for the third quarter of fiscal 2003. See Section 3 of the Offer to Exchange.

Will the Issued Common Stock be subject to vesting?

No. The Issued Common Stock will be fully vested when issued. However, the shares of Issued Common Stock will be subject to the holding restrictions as described above.

If, for any reason, I am no longer employed by NVIDIA after the Offer Termination Date but before the applicable holding period expires, am I entitled to keep my shares of Issued Common Stock?

Yes. The shares of Issued Common Stock will be fully vested when issued, and therefore your continued ownership of such shares is not tied to your continued employment with NVIDIA. If you terminate your employment or if your employment is terminated after the Offer Termination Date and prior to the expiration of the holding period as it applies to any of your Issued Common Stock, however, the holding period restrictions will continue to apply to the Issued Common Stock after the termination of your employment until it expires according to the terms set forth in this Offer to Exchange.

Why doesn’t NVIDIA “reprice” my Eligible Options?

A “repricing” of existing options could lead to adverse accounting consequences for the repriced options, including a requirement that we take a charge to earnings for compensation expense over the life of the options.

Why doesn’t NVIDIA just grant me additional options?

Because of the large number of options currently outstanding that have exercise prices significantly above our recent market price, we believe a grant of additional options to supplement these “underwater” options would further dilute our existing stockholders’ investment in NVIDIA.

If I have Incentive Stock Options that are Eligible Options, what happens if I elect not to exchange them in this Offer?

You will not be subject to U.S. Federal Income Tax as a result of your election not to exchange your Eligible Options. We do not believe that the Offer to you will change any of the terms of your Eligible Options if you do not accept the Offer. However, the IRS may characterize the Offer to you as a “modification” of those Eligible Options that are incentive stock options, even if you decline the Offer. A successful assertion by the IRS that such options have been modified could extend the options’ holding periods to qualify for favorable tax treatment and cause a portion of such options to be treated as nonqualified stock options.

If you choose not to exchange your Eligible Options and you have been granted incentive stock options, we recommend that you consult with your tax advisor to determine the tax consequences of the exercise of those options and the sale of our Common Stock that you will receive upon exercise.

If I elect to exchange Eligible Options, will my election affect other components of my compensation?

Your decision to accept or reject the Offer will not affect your future compensation in any way. Your acceptance or rejection of the Offer also will not affect your ability to receive stock or option grants in the future, other than the Issued Common Stock. Also, see the above question, “Will I be eligible to receive future option grants if I exchange my Eligible Options?”

If I elect to exchange Eligible Options, do I have to exchange all of my Eligible Options or can I just exchange some of them?

If you hold more than one option grant, you may tender as many or as few option grants that qualify as Eligible Options as you wish. However, if you elect to exchange an option grant that qualifies as an Eligible Option you must tender all of the outstanding shares under that Eligible Option. You will not be allowed to tender a portion of the shares subject to a single option grant. Once any Eligible Options you tender are cancelled, you will have no rights to these cancelled Eligible Options. Any Eligible Option you do not tender will not be exchanged and will continue on its current terms.

In order for NVIDIA to avoid adverse accounting consequences in connection with the Offer, if you do elect to exchange an Eligible Option, you will be required to exchange all options issued to you on or after March 25, 2002 regardless of exercise price.

As an example, assume that an Eligible Participant has four (4) option grants to purchase a total of 10,000 shares of our Common Stock. The first option grant is for the purchase of 2,500 shares at an exercise price of $16.00 per share. The second option grant is for the purchase of 2,500 shares at an exercise price of $46.00 per share. The third option grant is for the purchase of 2,500 shares at an exercise price of $54.00 per share. The fourth option grant is for the purchase of 2,500 shares at an exercise price of $24.00 per share. Under the terms of this Offer, only the second and third option grants are Eligible Options, as they are the only ones with exercise prices equal to or greater than $27.00 per share. If the employee elects to participate in this Offer, the employee may elect to exchange either of these grants, or both grants. For each of the grants exchanged, the employee may tender all of the outstanding shares under that Eligible Option. If any of these option grants had been partially exercised, the employee must tender all of the remaining unexercised shares subject to that grant in total.

Will I have to pay taxes if I exchange my Eligible Options in the Offer?

If you accept the Offer, in most jurisdictions you will recognize income on the Issued Common Stock for income tax purposes as of the Issuance Date, as further described in Section 12 and Appendix A to the Offer to Exchange.

Any applicable withholding taxes or charges on the Issued Common Stock will be withheld from that portion of the Issued Common Stock not subject to the holding restrictions and paid to the appropriate tax authority, as permitted or required by law. For U.S. employees, the issuance of the Issued Common Stock will be treated as ordinary income and we will be required to withhold certain income and payroll taxes. As a result, we will withhold the “supplemental rate” applicable to your Eligible Options tendered for exchange. For international employees, the tax withholdings, if required or allowed, will depend on the statutory tax rate in your jurisdiction. NVIDIA will assess its requirements with respect to withholding for taxes on the exchange of Eligible Options and the issuance of the Issued Common Stock, and where appropriate, will make withholding. Regardless of withholding, you are responsible for reporting and paying all taxes arising from the exchange of Eligible Options and the issuance of the Issued Common Stock.

Depending on your personal tax situation, you may owe taxes on the Issued Common Stock above and beyond the amounts withheld. Any failure to timely remit the proper amount of taxes may result in tax penalties, which will be your responsibility to pay.

BEFORE ACCEPTING THE OFFER, WE RECOMMEND THAT YOU CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE TAX AND SOCIAL CONTRIBUTION CONSEQUENCES OF ELECTING TO PARTICIPATE IN THE OFFER UNDER THE LAWS OF THE COUNTRY IN WHICH YOU LIVE AND WORK, INCLUDING BUT NOT LIMITED TO A DETERMINATION OF WHETHER TAXES IN ADDITION TO THE AMOUNTS WITHHELD FROM THE ISSUED COMMON STOCK, IF ANY, WILL BE DUE AS A RESULT OF ELECTING TO PARTICIPATE IN THE OFFER.

When does the Offer expire? Can the Offer be extended, and if so, how will I know if it is extended?

The Offer expires on October 24, 2002, at midnight, Pacific Time, unless we extend it.

Although we do not currently intend to do so, we may, in our discretion or as required, extend the Offer at any time. If we extend the Offer, we will announce the extension no later than midnight, Pacific Time, on October 24, 2002. See Section 1 of the Offer to Exchange.

What do I need to do to exchange my Eligible Options?

Whether or not you accept the Offer, you must make your election by following the directions set forth in Section 4 of the Offer to Exchange and deliver your signed Election Form (on which you have listed all of your Eligible Options and your desire to exchange or not for each Eligible Option) to Stock Administration at NVIDIA before the Offer Termination Date. Election Forms may be physically delivered or be sent via facsimile to (408) 486-2577.

Election Forms must be received before midnight, Pacific Time, on October 24, 2002 (or a later expiration date if NVIDIA extends the Offer). Election Forms not received by NVIDIA prior to October 24, 2002, even if sent prior to October 24, 2002, will be disregarded. Please allow time for delivery when sending your Election Forms.

If you elect to participate in the Offer, we will deposit the shares of Issued Common Stock not subject to the holding restrictions directly into your account with Salomon Smith Barney, one of our designated brokers. If you do not currently have an account with Salomon Smith Barney, we will set one up for you prior to the Issuance Date. This account must remain open through the release of your applicable holding period. Please note, however, that there is currently no cost to you in maintaining an account with Salomon Smith Barney, although this may change and there may be costs associated with effecting transactions out of that account.

YOU SHOULD REVIEW THE OFFER TO EXCHANGE, THE ELECTION FORM AND ALL OF THE RELATED ATTACHMENTS BEFORE MAKING YOUR ELECTION.

During what period of time may I change my previous election?

You may change your previous election at any time before midnight, Pacific Time, on October 24, 2002. If we extend the Offer beyond that time, you may change your previous election at any time until the extended Offer Termination Date. To change your election, please follow the directions set forth in Section 5 of the Offer to Exchange.

A Notice of Change in Election Form must be received before midnight, Pacific Time, on October 24, 2002 (or a later expiration date if NVIDIA extends the Offer). Notice of Change in Election Forms not received by NVIDIA prior to October 24, 2002, even if sent prior to October 24, 2002, will be disregarded. Please allow time for delivery when sending your Notice of Change in Election Form. If you change your election from reject to accept you will also be required to fill out and deliver a new Election Form. You may change your election more than once. See Section 5 of the Offer to Exchange.

What happens to my Eligible Options if I do not accept the Offer?

If you do not accept the Offer, you will keep all your current options and you will not receive any shares of Issued Common Stock. No changes will be made to your current options.

Under what circumstances would NVIDIA not accept my Eligible Options?

We currently expect that we will accept promptly after the Offer Termination Date all Eligible Options that are properly submitted and received for exchange and for which the election has not been validly withdrawn. We may, however, reject any or all Election Forms, Notice of Change in Election Forms or exchanged options to the extent that we determine they were not properly executed or delivered, to the extent that we determine it is unlawful to accept the Eligible Options elected for exchange, or if certain conditions exist that in our reasonable judgment, make it inadvisable to proceed with the Offer. See Sections 6 and 7 of the Offer to Exchange.

Whom should I contact if I have questions about the Offer?

You should direct questions about this Offer, requests for assistance in completing the related documentation and requests for additional copies of the Offer to Exchange or related documents by sending an email to optionexchange@nvidia.com.

THE OFFER

Material Risks of Participating In the Offer

Participation in this Offer involves a number of potential risks, including the material risks described below. Eligible Participants should carefully consider these risks and are urged to speak with an investment and tax advisor as necessary before deciding whether or not to participate in this Offer. In addition, we strongly encourage you to read this Offer to Exchange in its entirety and review the documents referred to in Section 18 of the Offer to Exchange.

Participation in the Offer may mean that you do not receive any option grants within six months of the Issuance Date.

Employees are generally eligible to receive option grants at any time that the Board of Directors or the Compensation Committee of the Board of Directors chooses to make them. If you exchange one or more of your Eligible Options, you may be eligible to receive future option grants in accordance with our standard policies relating to performance and/or promotion. Acceptance of the Offer and cancellation of one or more of your Eligible Options will not, by itself, entitle you to receive any future option grants. There are adverse accounting consequences if we issue additional options to employees who participate in the Offer within six months of the Issuance Date and we do not expect to make any such grants during that period.

If our stock price increases after the date that your tendered Eligible Options are cancelled, your cancelled Eligible Options might have been worth more than the shares of Issued Common Stock that you receive in exchange for them.

Although the market price of our Common Stock is currently lower than the exercise price of the Eligible Options you may tender in this Offer, the market price of our Common Stock may increase in the future. If you accept the Offer and the price of our Common Stock increases above the exercise price of your Eligible Options during the term of your Eligible Options, the value of the Issued Common Stock may be less than the value of the Common Stock you would have received upon exercise of your Eligible Options. Therefore,we cannot guarantee that the value of the Issued Common Stock will be higher than what you would receive if you do not exchange your Eligible Options. Further, we cannot guarantee that the value of the Issued Common Stock at the time the applicable holding period expires will be higher than or equal to the value of the Issued Common Stock at the time you receive it.

NVIDIA and our Board of Directors recognize that the decision to accept or reject the Offer is an individual one that should be based on a variety of factors, and you should consult your personal advisors if you have questions about your financial or tax situation. The information about this Offer that is available from NVIDIA is limited solely to the information contained in this Offer to Exchange.

1.	ELIGIBLE PARTICIPANTS; NUMBER OF OPTIONS; OFFER TERMINATION DATE.

“Eligible Participants” are employees of NVIDIA and its subsidiaries as of September 26, 2002, who continue to be employees through the Offer Termination Date. If you are currently on medical, maternity, worker’s compensation, military or other statutorily protected leave of absence or a “personal” leave of absence, you are also eligible to participate in the Offer. However, if you resign or receive a “Notice of Termination” at any time before the Offer terminates, you are not eligible to participate in the Offer. In addition, our Chief Executive Officer and Chief Financial Officer and members of our Board of Directors are not eligible to participate in the Offer.

For purposes of the Offer, you have received a “Notice of Termination” if, at any time before the Offer Termination Date, you have (a) received a written notice or are on notice that NVIDIA or one of its subsidiaries intends to take the necessary steps to end your employment relationship or (b) in accordance with local laws, received an offer, filed or have agreed in writing to file a petition in labor court or have entered into an agreement, in each case, to end your employment relationship with NVIDIA or one of its subsidiaries.

“Eligible Options” consist of options with exercise prices equal to or greater than $27.00 per share that have been issued under our 1998 Equity Incentive Plan or our 2000 Nonstatutory Equity Incentive Plan (collectively, the “Participating Plans”).

Eligible Participants will receive in exchange for the cancellation of their Eligible Options, consideration equal to the number of shares underlying the Eligible Options tendered for exchange multiplied by $3.20 (the “Consideration”). The number of shares of Issued Common Stock will equal such value less the amount of applicable tax withholdings divided by the closing price of our Common Stock as reported on the Nasdaq National Market on October 24, 2002, or a later date if the offer period is extended (the “Closing Price”). Any applicable withholding taxes or charges will be withheld from the value of the Issued Common Stock and paid by us to the applicable tax authority, as permitted or required by law.

The shares of Issued Common Stock you receive upon exchange of Eligible Options will be fully vested. However, the portion of the shares that is equal to 25% of the total Consideration, based on the Closing Price, will be subject to a six month holding period, and a portion of the shares that is equal to 25% of such total Consideration, based on the Closing Price, will have a one year holding period. Withholding taxes or charges will be deducted from the remaining 50% of the total Consideration, and the shares issued to you after such withholding will not have a holding restriction.

If you hold more than one option grant, you may tender as many or as few of your option grants that qualify as Eligible Options. If you elect to exchange an Eligible Option, you must tender all of the outstanding shares under the Eligible Option. You will not be allowed to tender a portion of an option grant that qualifies as an Eligible Option. If you do not elect to tender an Eligible Option, your Eligible Options will continue on their current terms. If you elect to participate in the Offer, you will be required to exchange all stock options grants issued to you on or after March 25, 2002, and for such stock option grants with an exercise price less than $27.00 per share you will receive consideration equivalent to the fair value of such stock option grants.

As of September 15, 2002, options to purchase 53,344,926 shares of Common Stock were outstanding under the Participating Plans. The options had exercise prices of between $0.09 and $65.47 per share. Of these options, options to purchase 22,740,068 shares of our Common Stock had an exercise price equal to or greater than $27.00, of which 20,597,764 shares are held by Eligible Participants. The shares of Common Stock issuable upon exercise of Eligible Options held by Eligible Participants represent approximately 39% of the total shares of Common Stock issuable upon exercise of all options outstanding under the Participating Plans as of September 15, 2002. As of September 15, 2002, options to purchase 1,020,000 shares of Common Stock were outstanding under our equity incentive and stock option plans other than the Participating Plans.

Our Offer is subject to the terms and conditions described in this Offer to Exchange. We will only accept Eligible Options that are properly submitted for exchange and not validly withdrawn in accordance with Sections 4 and 5 of this Offer to Exchange before the Offer expires on the Offer Termination Date. We may, however, reject any or all Election Forms, Notice of Change in Election Forms or exchanged options to the extent that we determine they were not properly executed or delivered, to the extent that we determine it is unlawful to accept the Eligible Options elected for exchange or to the extent certain conditions described in the Offer to Exchange exist which in our reasonable judgment makes it inadvisable to proceed with the Offer. See Sections 6 and 7 of the Offer to Exchange.

The term “Offer Termination Date” for this Offer means midnight, Pacific Time, on October 24, 2002, unless and until we, in our discretion or as required, extend the period of time during which the Offer will remain open. If we extend the period of time during which the Offer will remain open, the term “Offer Termination Date” will refer to the latest time and date at which the Offer expires. See Section 14 of this Offer to Exchange for a description of our rights to extend, postpone, terminate and/or amend the Offer or to reject any Eligible Option that you elect to exchange.

We will publish a notice if we decide to take any of the following actions:

•	increase or decrease what we will give you in exchange for your Eligible Options;

•	increase or decrease the number of Eligible Options to be exchanged in the Offer; or

•	extend or terminate the Offer.

If the Offer is scheduled to expire within ten (10) business days from the date we notify you of such an increase or decrease, we also intend to extend the Offer until ten (10) business days after the date the notice is published.

If we elect to extend the Offer, the Issuance Date would also change.

A “business day” means any day other than a Saturday, Sunday or federal holiday in the United States and consists of the time period from 12:01 a.m. through 12:00 midnight, Pacific Time.

2.	PURPOSE AND STRUCTURE OF THE OFFER.

A cornerstone of our success has been the motivation of our employees through appropriate levels of cash and equity compensation. We granted the Eligible Options for the following purposes:

•	to provide our employees an opportunity to acquire or increase a financial interest in NVIDIA, thereby creating a stronger incentive to assist NVIDIA in achieving our corporate goals;

•	to attract and motivate our employees; and

•	to strengthen the alignment of interests between our employees and stockholders.

Many of our outstanding options have exercise prices that are significantly higher than the current market price of our Common Stock. We believe that these options may be unlikely to be exercised in the near future. By making this Offer, we believe that we will be able to improve employee morale by realigning our compensation programs to more closely reflect the current market and economic conditions.

We are undertaking this Offer, as opposed to repricing your options or granting you new options, because those actions could lead to adverse accounting consequences for NVIDIA. Specifically, a repricing would lead to variable accounting for the repriced options and require that we take a charge to earnings for compensation expense over the life of the options. Because of the large number of options currently outstanding that have exercise prices significantly above our recent market price, we believe a grant of additional options to supplement these “underwater” options would further dilute our stockholders’ investment in NVIDIA.

3.	SOURCE AND AMOUNT OF ISSUED COMMON STOCK TO BE ISSUED UPON EXCHANGE OF ELIGIBLE OPTIONS; TERMS OF ISSUED COMMON STOCK.

Issued Common Stock.    For each Eligible Participant who elects to participate in this Offer, we will determine and issue shares of Issued Common Stock upon exchange of Eligible Options as follows:

(1)    Determine Value of Common Stock to be Issued upon Exchange of Eligible Options:     The aggregate value of the Issued Common Stock to be issued upon exchange of an Eligible Option will equal the number of shares of Common Stock subject to an Eligible Option multiplied by $3.20.

(2)    Calculate Tax Withholdings:    Any applicable withholding taxes will be withheld from the value of the Issued Common Stock and paid to the appropriate tax authority, as permitted or required by law. For California based employees, the tax withholding rate will equal approximately 35% (based on an assumed federal rate of 27%, California state rate of 6% plus 2% for FICA, FUTA or other applicable taxes). For international employees, the tax withholdings will depend on the statutory tax rate in your jurisdiction. Eligible Participants should consult with their tax advisor to determine if additional taxes will be due. Depending on your personal tax situation, you may owe taxes on the Issued Common Stock above and beyond the amounts withheld. Any failure to timely remit the proper amount of taxes may result in tax penalties, which will be your responsibility to pay.

(3)    Determine Amount of Issued Common Stock:    The number of shares of Issued Common Stock to be issued in exchange for each Eligible Option will equal the total value of the Consideration less the tax withholdings described above, divided by the closing price of our Common Stock as reported on the Nasdaq National Market on October 24, 2002, or a later date if the offer period is extended. The Issued Common Stock will be issued promptly after the Issuance Date. If the exchange of Eligible Options would result in the issuance of fractional shares of Common Stock, the number of shares of Issued Common Stock will be rounded up to the nearest whole number of shares.

Example:    An employee holds one Eligible Option. The Eligible Option entitles the employee to purchase up to 1,000 shares of our Common Stock, at an exercise price of $35.00 per share. The employee elects to exchange this Eligible Option. The employee’s tax withholding rate is 35%. The closing price for our Consideration as reported on the Nasdaq National Market on the Offer Termination Date is $9.00.

Step 1:    The aggregate value of the Consideration to be issued upon exchange of the Eligible Option is as follows:

Option Grant	Number of Shares	Per Share Exercise Price	Per Share Consideration	Value of Common Stock Issued Upon Exchange
1	1,000	$35.00	$3.20	$3,200

Step 2:     The total Consideration issuable upon exchange of the Eligible Option is $3,200.

Step 3:    For an employee with a 35% withholding rate, we would withhold $1,120 (which represents 35% of the aggregate Consideration of $3,200) in connection with the tax withholding regulations.

Step 4:    The Consideration withheld for tax purposes would be deducted from that portion of the Consideration not subject to the holding restrictions. Therefore, of the 50% of the value of the Consideration ($1,600) not subject to the holding restrictions, $1,120 will be withheld for tax purposes, resulting in a total value of $480, or 54 shares of Common Stock (based on the assumed share price of $9.00) that will be issued to the employee that are not subject to the holding restrictions. Subject to applicable securities laws and our securities trading policies, the employee would be able to sell these 54 shares of Issued Common Stock. The employee may use proceeds from the sale of these shares to cover the tax obligations relating to such sale or the tax obligations relating to the exchange of Eligible Options not covered by NVIDIA’s tax withholdings. The remaining 50% of the Consideration ($1,600 or 178 shares of Issued Common Stock based on the assumed $900 share price) would be subject to the holding restrictions, with 89 shares released after six months and the remaining 89 shares released from the holding restriction after one year. NVIDIA would deposit a total of 54 shares of Issued Common Stock (comprised of the shares not subject to the holding restriction) into the employee’s account with Salomon Smith Barney (the “Designated Broker”) and NVIDIA would deposit with Mellon Investor Services LLC, as transfer agent, the other 178 shares subject to the holding restrictions. NVIDIA would transfer the shares from Mellon Investor Services LLC to the Designated Broker as the holding restrictions expire. If you do not have an account at the Designation Broker, one will be opened for you.

In exchange for the Issued Common Stock, all shares exchanged under the Eligible Option will be cancelled.

If we receive and accept the election to exchange all Eligible Options outstanding as of September 26, 2002 held by Eligible Participants, and assuming that an average of 35% will be withheld from the Consideration for payment of tax withholdings for all Eligible Participants, we expect to grant Issued Common Stock in exchange for such Eligible Options for an aggregate total of approximately 4.8 million shares of our Common Stock. See Section 10 of the Offer to Exchange. Such number of shares of Issued Common Stock would equal approximately 3.1% of the total shares of our Common Stock outstanding as of September 15, 2002. We anticipate issuing the Issued Common Stock from the Participating Plans.

Terms of Issued Common Stock.    Shares of Issued Common Stock issued as consideration for the cancellation of your Eligible Options will be issued from either of the Participating Plans. The issuance of Issued Common Stock under this Offer will not create any contractual or other right of the recipients to receive any future grants of stock, stock options or benefits in lieu of stock options.

The following description of the Participating Plans and the Issued Common Stock is a summary and is not complete. Issued Common Stock will be subject to the terms and conditions of the Participating Plan under which it will be issued. Additional information about the Participating Plans may be found in the Form S-8 Registration Statements and related Prospectuses prepared in connection with the Participating Plans. Please contact Stock Administration at optionexchange@nvidia.com to request copies of the Participating Plans or related Prospectuses. Copies will be provided promptly and at our expense.

General.     Our 1998 Equity Incentive Plan was adopted in February 1998 and amended on in March 1998. As of September 15, 2002, there were 3,004,211 shares of our Common Stock available for grant pursuant to the 1998 Equity Incentive Plan and options to purchase 38,673,542 shares of our Common Stock issued and outstanding under the 1998 Equity Incentive Plan. The terms of the 1998 Equity Incentive Plan permit us to issue Common Stock from such plan in exchange for Eligible Options.

Our 2000 Nonstatutory Equity Incentive Plan was adopted in August 2000 and amended as recently as August 2002. As of September 15, 2002, there were 5,588,573 shares of our Common Stock available for grant pursuant to the 2000 Nonstatutory Equity Incentive Plan and options to purchase 14,671,384 shares of our Common Stock issued and outstanding under the 2000 Nonstatutory Equity Incentive Plan. The terms of the 2000 Nonstatutory Equity Incentive Plan permit us to issue Common Stock from such plan in exchange for Eligible Options.

Administration.    The Board of Directors administers the Participating Plans and has delegated administration of the Participating Plans to the Compensation Committee of the Board

of Directors. The Board of Directors has the authority to construe, interpret and amend the Participating Plans.

NVIDIA Common Stock.    Please review the materials we have filed with the SEC, including the documents listed in Section 18, for information regarding the terms of our Common Stock and a description of NVIDIA and its business and operations.

Vesting of Issued Common Stock.    The Issued Common Stock will not be subject to vesting.

Tax Consequences.    If you are a U.S. employee, you should refer to Section 12 of this Offer to Exchange for a discussion of the U.S. income tax consequences of the Issued Common Stock and the Eligible Options, as well as the consequences of accepting or rejecting the Issued Common Stock under this Offer. If you are an international employee, please refer to Appendix A to this document entitled “Guide to International Issues.” For all employees, we recommend that you consult with your tax advisor with respect to tax matters.

Registration of Issued Common Stock.    All shares of Common Stock issuable upon exercise of options under the Participating Plans, including the shares that will be issuable upon exercise of all Issued Common Stock, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), on one or more Registration Statements on Form S-8 filed with the SEC.

Holding Requirement.    Issued Common Stock having a value on the Offer Termination Date of 25% of the total Consideration, based on the Closing Price, will have a holding period of six months from the Offer Termination Date. Issued Common Stock having a value on the Offer Termination Date of 25% of the total Consideration, based on the Closing Price, will have a holding period of one year from the Offer Termination Date. Any applicable withholding taxes or changes will be withheld from the remaining 50% of the total Consolidation, and the Issued Common Stock issued following such withholding will not have a holding restriction.

During this holding period, each holder of Issued Common Stock that is subject to the holding restrictions will not be able to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of Issued Common Stock with respect to those shares that are subject to the holding restrictions. The remaining Issued Common Stock will not be subject to the holding restriction and may be sold. However, an employee must comply with applicable securities laws and our securities trading policies. An employee would be responsible for covering his or her tax liability and may use the remaining shares (or other funds) to cover the employee’s tax obligations.

4.	PROCEDURES FOR EXCHANGING ELIGIBLE OPTIONS.

If you elect to participate in the Offer, we will deposit the shares of Issued Common Stock directly into your account with Salomon Smith Barney, one of our designated brokers. If you do not currently have an account with Salomon Smith Barney, we will set one up for you prior to the Offer Termination Date. This account must remain open through the release of your applicable holding restriction. Please note, however, that there is currently no cost to you in maintaining an account with Salomon Smith Barney, although this may change and there will be costs associated with effecting transactions out of that account.

    Making Your Election.

Obtain Election Forms:

An Election Form (in the form attached as Exhibit 1) for each Eligible Option will be mailed to you with this Offer to Exchange or you can obtain an electronic copy online at www.aststockplan.com.

If you wish to obtain an Election Form online, after you reach the website located at www.aststockplan.com, go to the “Employee Log In” page. You must then log in by (i) typing our stock ticker symbol “NVDA,” (ii) your applicable ID number, which is your social security number if you are an employee in the U.S. or your employee I.D. number if you are a non-U.S. employee, and (iii) your AST password. If you do not know your AST password, you can obtain it by calling AST at 888-980-6456. After you successfully log in, you will find instructions on how to print an Election Form.

Once you have located an Election Form, continue with the instructions set forth under “Completing Election Form” below.

Completing Election Form:

Complete each Election Form by (i) completing the table on the Election Form with the information required for each Eligible Option, (ii) checking the appropriate box as to whether or not you elect to exchange each Eligible Option and (iii) signing at the bottom of the Election Form. To obtain your stock option information you need to complete the table within the Election Form, you must log-in to the AST web page per the instructions described above. After you log in to the AST website, go to the “Option Status” page for a summary of all your option grants. For each stock option grant you hold, you will need to fill in the following information on the table within the Election Form:

•	The option grant number (the grant number is located on the second line of each grant, below the exercise price);

•	The option grant date;

•	The applicable exercise price; and

•	The number of unexercised shares subject to each option (the number of unexercised options for each option grant will be listed in the “Outstanding” column on the “Option Status” page).

You will then need to check the appropriate box next to each option grant to indicate whether or not you intend to exchange each Eligible Option in accordance with the terms of the Offer. You must complete and sign an Election Form, including the information relating to each Eligible Option, whether or not you elect to exchange Eligible Option. Once completed and signed, deliver or fax (facsimile number (408) 486-2577) your Election Form to Stock Administration at NVIDIA. Please keep a confirmation of receipt of your facsimile transmittal of your Election Form for your record-keeping purposes. Within two business days after we receive your Election Form, you will receive an email confirmation evidencing such receipt. In the event that you do not receive an email confirmation that NVIDIA has received your Election Form, you must send a copy of your fax confirmation of receipt to evidence proper and timely submission of your Election Form. If you have any questions about submitting your Election Form, or do not receive confirmation of receipt, please send an email request to optionexchange@nvidia.com. Your Election Form must be received before midnight, Pacific Time, on October 24, 2002 (or a later expiration date if NVIDIA extends the Offer). If your Election Form is not received by NVIDIA by the Offer Termination Date, even if sent by the Offer Termination Date, it will be disregarded. Please allow time for delivery when sending your Election Form.

You do not need to return the stock option agreements, if you have them, for your Eligible Options to effectively elect to accept the Offer, as they will be automatically cancelled if NVIDIA accepts your Eligible Options for exchange. However, you will be required to return your stock option agreements upon NVIDIA’s request.

If we extend the Offer beyond the October 24, 2002 Offer Termination Date, then you must sign and deliver the Election Form before the extended Offer Termination Date. We may reject any Eligible Options to the extent that we determine the Election Form is not properly completed or to the extent that we determine it would be unlawful to accept the options. Although we may later extend, terminate or amend the Offer, we currently expect to accept all properly exchanged options promptly following the deadline of midnight, Pacific Time, on October 24, 2002 (or a later expiration date if NVIDIA extends the Offer). If you do not sign and deliver your Election Form before the Offer expires, it will have the same effect as if you rejected the Offer.

Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects.    We will determine, in our discretion, all questions as to the number of shares subject to Eligible Options and the validity, form, eligibility (including time of receipt) and acceptance of Election Forms and Notice of Change in Election Forms. Our determinations regarding these matters will be final and binding on all parties. We may reject any or all Election Forms, Notice of Change in Election Forms or exchanged options to the extent that we determine they were not properly executed or delivered or to the extent that we determine it is unlawful to accept any of the Eligible Options that you elect to exchange. We may waive any or all of the conditions of the Offer for all Eligible Participants. We may waive any defect or irregularity in any Election Form or Notice of Change in Election Form with respect to any particular option or any particular Eligible Participant. No Eligible Options will be accepted for exchange until all defects or irregularities have been cured by the Eligible Participants exchanging the Eligible Options or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the election to exchange any Eligible Options, and no one will be liable for failing to give notice of any such defects or irregularities.

Our Acceptance Constitutes an Agreement.    If you are not notified of a rejection and you receive notice of our acceptance for exchange and cancellation of all Eligible Options validly elected for exchange and not properly withdrawn, you may assume that your properly executed and delivered Election Form has been accepted. As soon as practicable, after we accept Eligible Options for exchange and cancellation, we will send each Eligible Participant who accepted the Offer an email confirming the number of shares of Issued Common Stock that we will issue to the Eligible Participant. If you elect to exchange your Eligible Options according to the procedures described above, you will have accepted the Offer. Our acceptance of Eligible Options that are properly submitted and received for exchange will form a binding agreement between you and us on the terms and subject to the conditions of this Offer.

Subject to our rights to extend, terminate, postpone and/or amend the Offer or to reject the Eligible Options you elect to exchange, we currently expect that we will accept promptly after the Offer Termination Date all properly and timely made elections to exchange Eligible Options that have not been validly withdrawn.

5.	CHANGE IN ELECTION.

You may only change your election by following the procedures described in this Section 5.

You may change your election at any time before midnight, Pacific Time, on October 24, 2002. If we extend the Offer beyond that time, you may change your election at any time until the extended Offer Termination Date. Additionally, you may withdraw any Eligible Options you elected to exchange if after forty (40) business days after the commencement of the Offer we have not accepted for exchange all Eligible Options you elected to exchange. The date of the fortieth (40th) business day is November 22, 2002.

Please note you have been supplied with two different Notice of Change in Election Forms, one of which is to be used if you wish to reject the Offer after having accepted it and the other of which is to be used if you wish to accept the Offer after having rejected it. If you intend to change an election, it is important that you follow the procedures outlined below.

To change your election, you must deliver a Notice of Change in Election Form, a copy of which is attached to this Offer to Exchange as Exhibit 2, to Stock Administration at NVIDIA before midnight, Pacific Time, on October 24, 2002 (or a later expiration date if NVIDIA extends the Offer). The Notice of Change in Election Form must be delivered or sent via facsimile ((408) 486-2577) to Stock Administration. Please keep a confirmation of receipt of your facsimile transmittal of your Notice of Change in Election Forms for your record-keeping purposes. Within two business days, you will receive an email confirmation that NVIDIA has received your Notice of Change in Election Form. In the event that you do not receive an email confirmation that NVIDIA has received your Notice of Change in Election Form, you must send a copy of your fax confirmation of receipt to evidence proper and timely submission of your Notice of Change in Election Form.

Notice of Change in Election Forms must be received before midnight, Pacific Time, on October 24, 2002 (or a later expiration date if NVIDIA extends the Offer).    Notice of Change in Election Forms not received by NVIDIA by the Offer Termination Date, even if sent by the Offer Termination Date, will be disregarded. Please allow time for delivery when sending your Notice of Change in Election Form. The Notice of Change in Election Form must be signed by you, have your name on it, and must clearly indicate whether you elect to accept or reject the Offer. Please note that if you previously elected to reject the Offer and wish to change your election and accept the Offer, you must also fill out and deliver a new Election Form along with the Notice of Change in Election. You may change your election more than once. The Notice of Change in Election Form and new Election Form (if applicable) most be sent via the process described above.

Neither we nor any other person is obligated to give notice of any defects or irregularities in any Notice of Change in Election Form, and no one will be liable for failing to give notice of any defects or irregularities. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of Notice of Change in Election Forms. Our determinations regarding these matters will be final and binding.

6.	ACCEPTANCE OF OPTIONS FOR EXCHANGE AND CANCELLATION AND ISSUANCE OF ISSUED COMMON STOCK.

On the terms and subject to the conditions of this Offer and as promptly as practicable following the Offer Termination Date, we expect to accept for exchange and cancellation all Eligible Options properly elected for exchange and cancellation and not validly withdrawn before the Offer Termination Date. Promptly following the Issuance Date, we will deliver the shares of Issued Common Stock to the Designated Broker.

We will give you notice of our acceptance for exchange and cancellation of Eligible Options validly elected for exchange and cancellation and not properly withdrawn as of the Offer Termination Date. We will notify you on or prior to October 24, 2002 (or a later expiration date if NVIDIA extends the Offer), or as soon as possible thereafter, if we reject your election. If you are not notified of a rejection and you receive notice of our acceptance for exchange and cancellation of Eligible Options, you may assume that your properly executed and delivered Election Forms have been accepted. After we accept Eligible Options for exchange and cancellation, we will send each Eligible Participant who accepted the Offer an email confirming the number of shares of Issued Common Stock that we will issue to the Eligible Participant.

7.	CONDITIONS OF THE OFFER.

Notwithstanding any other provision of the Offer, we will not be required to accept any Eligible Options that you elect to exchange, and we may terminate or amend the Offer, or postpone our acceptance of any Eligible Options that you elect to exchange, in each case if at any time on or after September 26, 2002 and on or before October 24, 2002, or a later expiration date if the Offer is extended, we determine that any event has occurred that, in our reasonable judgment, materially impairs the contemplated benefits of the Offer to us and thus makes it inadvisable for us to proceed with the Offer or to accept the Eligible Options that you elect to exchange. The conditions are as follows:

•	if we are required by the Securities and Exchange Commission or other regulatory agency to extend the Offer Termination Date beyond October 24, 2002;

•	if any action or proceeding is threatened, pending or taken, or any approval is withheld, by any court or any government agency, authority, or tribunal, or any other person, domestic or foreign, which action or withholding, in our reasonable judgment, would or might directly or indirectly:

(a)
challenge the making of the Offer or make it illegal for us to accept some or all of the Eligible Options or to issue some or all of the Issued Common Stock or otherwise restrict or prohibit consummation of the Offer or otherwise relate to the Offer;

(b)
delay or restrict our ability, or render us unable, to accept the Eligible Options for exchange and cancellation or to issue the Issued Common Stock for some or all of the Eligible Options elected for exchange;

(c)	materially impair our ability to provide employees with compensation by decreasing the value of the Issued Common Stock or otherwise; or

(d)	materially and adversely affect our business, condition (financial or other), income, operations or prospects;

•	if regulatory or legal actions or interpretations would cause the Offer to have adverse accounting consequences to us;

•	if there is:

(a)	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

(b)	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory; or

(c)	any outbreak or material escalation of foreign or domestic hostilities or other calamity, crisis or terrorist action;

•	if another person publicly makes or proposes a tender or exchange offer for some or all of our Common Stock, or an offer to merge with or acquire us, or we learn that:

(a)
any person, entity or “group,” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), has acquired or proposed to acquire beneficial ownership of more than five percent (5%) of the outstanding shares of our Common Stock, or any new group shall have been formed that beneficially owns more than five percent (5%) of the outstanding shares of our Common Stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before October 24, 2002; or

(b)
any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 disclosing or made a public announcement that it intends to acquire us or any of our assets or securities; or

•
the following change or changes occur in our business, condition (financial or other), assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material to us;

(a)
litigation or other proceedings instituted against us or our subsidiaries, or any of our officers or directors in their capacities as such, before or by an Federal, state or local court, commission, regulatory body, administrative agency or other governmental or legislative body, domestic or foreign, in which an unfavorable ruling, decision, action, order, decree or finding resulting from such litigation or proceeding would materially and adversely affect NVIDIA;

(b)	a material loss or interference with our business or properties from fire, explosion, earthquake, flood or other casualty, whether or not covered by insurance, or from any labor dispute;

(c)
a substantial decline or increase in our stock price or significant volatility in the market price of our stock resulting from any number of factors including, fluctuations in our operating results, announcements of technological innovations or new products, the announcement, commencement, developments in proprietary rights, or general market conditions;

(d)	the suspension of trading in our equity securities by the Securities and Exchange Commission or by the Nasdaq Stock Market; or

(e)
a material change in the prospects of our business resulting from any number of factors including, fluctuations in our operating results, announcements of technological innovations or new products, developments in proprietary rights, general market conditions, a material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of foreign or domestic hostilities or other calamity or crisis.

The conditions to the Offer are for our benefit. We may assert the conditions to the Offer in our discretion before the Offer Termination Date and we may waive the conditions to the Offer in accordance with applicable law, at any time and from time to time before the Offer Termination Date, whether or not we waive any other condition to the Offer. Should we decide to waive any of the conditions to the Offer, we must do so before midnight, Pacific Time, on the Offer Termination Date of October 24, 2002 (or a later expiration date if the Offer is extended).

Our failure to exercise any of these rights is not a waiver of any of these rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. However, once we choose to waive a particular right, we may not reassert that particular right again in this Offer. Any determination we make concerning the events described in this Section 7 will be final and binding on all Eligible Participants.

We currently expect that we will accept promptly after the Offer Termination Date all Eligible Options that are properly submitted to be exchanged and have not been validly withdrawn prior to the Offer Termination Date.

The Offer is not conditioned upon any financing arrangement or financing plan.

8.	PRICE RANGE OF COMMON STOCK.

There is no established trading market for the Eligible Options. The securities underlying the Eligible Options are shares of our Common Stock, which are quoted on the Nasdaq National Market under the symbol “NVDA.” The following table shows, for the periods indicated, the high and low sale prices per share of our Common Stock as quoted on the Nasdaq National Market (as adjusted for stock splits):

	High	Low
Year ended January 26, 2003:
Third Quarter (through September 25, 2002)	$16.98	$ 8.55
Second Quarter	$40.65	$14.30
First Quarter	$67.99	$30.37

Year ended January 27, 2002:
Fourth Quarter	$71.71	$42.00
Third Quarter	$49.31	$23.88
Second Quarter	$49.67	$33.90
First Quarter	$43.48	$21.57

Year ended January 28, 2001:
Fourth Quarter	$40.00	$13.75
Third Quarter	$43.13	$26.28
Second Quarter	$44.00	$18.88
First Quarter	$37.50	$ 8.75

As of September 25, 2002, the last reported sale price of our Common Stock, as reported on the Nasdaq National Market, was $9.37 per share.

Our policy has been to reinvest earnings to fund future growth and accordingly, we have never paid cash dividends on our Common Stock and do not expect to pay any such dividends in the foreseeable future.

If the price of our Common Stock increases above the exercise price of your Eligible Options during the term of your Eligible Options, the value of the Issued Common Stock may be less than the aggregate value of the Common Stock you would have received upon exercise of your Eligible Options. Therefore, we cannot guarantee that the value of the Issued Common Stock will be higher than what you would receive if you do not exchange your Eligible Options. Further, we cannot guarantee that the value of the Issued Common Stock at the time the applicable holding period expires will be higher than or equal to the value of the Issued

Stock at the time you receive it. We recommend that you obtain current market quotations for our Common Stock before deciding whether to elect to exchange your Eligible Options.

9.	INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS INVOLVING OPTIONS.

The directors and executive officers of NVIDIA and their positions and offices as of September 26, 2002 are set forth in the following table:

Name	Age	Position(s) Held With NVIDIA
Jen-Hsun Huang	39	President, Chief Executive Officer, Director
Marvin D. Burkett	60	Chief Financial Officer
Jeffrey D. Fisher	44	Executive Vice President, Worldwide Sales
Di Ma	50	Vice President, Operations
David M. Shannon	47	Vice President, General Counsel
Dan Vivoli	42	Vice President, Marketing
Tench Coxe	44	Director
James C. Gaither	65	Director
Harvey C. Jones	49	Director
William J. Miller	57	Director
A. Brooke Seawell	54	Director
Mark A. Stevens	42	Director

The address of each director and executive officer is c/o NVIDIA Corporation, 2701 San Tomas Expressway, Santa Clara, CA 95050, and the telephone number is (408) 486-2000.

Jen-Hsun Huang co-founded NVIDIA in April 1993 and has served as its President, Chief Executive Officer and a member of the Board of Directors since our inception. From 1985 to 1993, Mr. Huang was employed at LSI Logic Corporation, a computer chip manufacturer, where he held a variety of positions, most recently as Director of Coreware, the business unit responsible for LSI’s “system-on-a-chip” strategy. From 1983 to 1985, Mr. Huang was a microprocessor designer for Advanced Micro Devices, Inc., a semiconductor company. Mr. Huang holds a B.S.E.E. degree from Oregon State University and an M.S.E.E. degree from Stanford University.

Jeffrey D. Fisher has been Executive Vice President, Worldwide Sales of NVIDIA since July 1994. He has 22 years of sales and marketing experience in the semiconductor industry. Mr. Fisher holds a B.S.E.E. degree from Purdue University and an M.B.A. degree from Santa Clara University.

Marvin D. Burkett has been the Chief Financial Officer of NVIDIA since September 2002. From February 2000 until joining NVIDIA, Mr. Burkett was a financial consultant and served as chief financial officer of Arcot Systems, a security software company. From April 1998 until October 1999, Mr. Burkett served as a consultant to and later as the executive vice president and chief financial officer of PBNEC, a personal computer manufacturer and subsidiary of NEC Computers International. Prior to PBNEC, Mr. Burkett held a variety of positions including chief financial officer, senior vice president, and corporate controller of Advanced Micro Devices, Inc. Mr. Burkett is a member of the board of directors of QuickLogic Corporation.

Mr. Burkett holds a B.S. degree and an M.B.A. degree from the University of Arizona.

Di Ma has served as Vice President of Operations at NVIDIA since July 2000. Prior to joining NVIDIA, Mr. Ma held several positions from 1990 to 2000 and from 1979 to 1988 with Standard Microsystems, most recently serving as the Senior Vice President of Operations. From 1988 to 1990, Mr. Ma worked at Motorola. Mr. Ma holds an M.S. degree and a Ph.D. degree in Electrical Engineering from the State University of New York at Stony Brook, and a B.S. degree in Physics from the national Taiwan University.

David M. Shannon has been Vice President, General Counsel of NVIDIA since August 2002. From May 1993 until joining NVIDIA, Mr. Shannon served in various counsel positions at Intel Corporation, most recently as Vice President and Assistant General Counsel. Prior to joining Intel Corporation, Mr. Shannon worked for the law firm of Gibson, Dunn and Crutcher, focusing on complex commercial and high-tech related litigation. Mr. Shannon holds a B.A. degree and J.D. degree from Pepperdine University.

Daniel F. Vivoli is Vice President of Marketing for NVIDIA. Mr. Vivoli joined NVIDIA as Vice President of Product Marketing in 1997. From October 1988 to December 1997, Mr. Vivoli held various positions at Silicon Graphics, Inc., a computing technology company, most recently as Vice President of Marketing. From 1983 to 1988, Mr. Vivoli held various marketing positions at Hewlett-Packard Company. Mr. Vivoli holds a B.S.E.E. degree from the University of Illinois at Champaign-Urbana.

The biographies for directors are included in our definitive Proxy Statement for our 2002 Annual Meeting of Stockholders, filed with the SEC on May 28, 2002, and incorporated by reference herein.

As of September 15, 2002, our executive officers and directors (12 persons) as a group held outstanding options to purchase a total of 8,368,394 shares of our Common Stock under our equity incentive and stock option plans, including the Participating Plans. This represented approximately 15% of the shares subject to all outstanding options under our equity incentive and stock option plans, including the Participating Plans, as of that date. Executive officers as a group hold options to purchase 676,346 shares of our Common Stock that are eligible for exchange pursuant to the Offer. Our Chief Executive Officer and Chief Financial Officer and members of our Board of Directors are not eligible to participate in the Offer.

The following are, to the best of our knowledge, the only transactions that we, our directors, our executive officers or the affiliates of any of our directors or executive officers have engaged in that involved options to purchase our Common Stock or involved a purchase of our Common Stock during the 60 days prior to this Offer to Exchange:

1.    On August 1, 2002 David Shannon, our Vice President, General Counsel, was granted an option to purchase 250,000 shares of Common Stock at $11.07 per share.

2.    On September 4, 2002 Marvin D. Burkett, our Chief Financial Officer, was granted an option to purchase 400,000 shares of Common Stock at $9.48 per share.

There is no agreement, arrangement or understanding between us or, to the best of our knowledge, any of our directors or executive officers, and any other person for the purchase or acquisition from us of any of our securities, except for the following:

•	outstanding options to purchase an aggregate of 14,587,446 shares of our Common Stock (as of September 15, 2002) pursuant to our 2000 Nonstatutory Equity Incentive Plan, as amended;

•	outstanding options to purchase an aggregate of 37,958,013 shares of our Common Stock (as of September 15, 2002) pursuant to our 1998 Equity Incentive Plan, as amended;

•	outstanding options to purchase an aggregate of 990,000 shares of our Common Stock (as of September 15, 2002) pursuant to our 1998 Non-Employee Directors’ Stock Option Plan;

•	$300,000,000 of 4 3/4% subordinated debentures convertible into shares of our Common Stock at a conversion price of $46.36 per share issued by NVIDIA in October 2000;

•	up to 2,000,000 shares of our Common Stock issuable to 3dfx Interactive, Inc. if certain conditions are met pursuant to an Asset Purchase Agreement, dated December 15, 2000; and

•	an aggregate of up to 9,993,857 shares of our Common Stock reserved for issuance to our employees pursuant to our 1998 Employee Stock Purchase Plan.

10.	ACCOUNTING CONSEQUENCES OF THE OFFER; STATUS OF OPTIONS EXCHANGED IN THE OFFER.

Assuming all of the Eligible Options subject to this Offer are tendered, we anticipate that we will incur an expense of up to approximately $66.0 million, which represents the value of aggregate consideration to be issued upon exchange of Eligible Options (assuming a fair market value of our Common Stock on the Offer Termination Date of $9.00 per share), in the period in which the Offer closes, currently expected to be our fiscal quarter ended October 27, 2002. This amount includes the value of all shares of Issued Common Stock, tax withholdings, associated employer taxes and professional fees. Eligible Options that have been granted under the Participating Plans and that we acquire in connection with the Offer will be cancelled and the shares of Common Stock that may have been purchased under those options will be returned to the pool of shares available for grants of new awards or options under the Participating Plans without further stockholder action, except as required by applicable law or the rules of the Nasdaq National Market or any other securities quotation system or any stock exchange on which our Common Stock is then quoted or listed. We expect that the Issued Common Stock will be issued promptly following the Issuance Date.

11.	LEGAL MATTERS; REGULATORY APPROVALS.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the Offer, or of any approval or other action by any government or regulatory authority or agency that is required for completion of the Offer, other than securities filings in certain international countries. If any other approval or action should be required, we presently intend to seek the approval or take the action. This could require us to delay the acceptance of any Eligible Options that you elect to exchange. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business or delay in the Offer. Our obligation under the Offer to accept exchanged Eligible Options and to issue the Issued Common Stock is subject to conditions, including the conditions described in Section 7 of the Offer to Exchange.

12.	MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

The following is a general summary of the material U.S. Federal Income Tax consequences of the exchange of Eligible Options under the Offer. Before accepting the Offer, we recommend that you consult with your tax advisor to determine the tax consequences of electing to participate in the Offer, including but not limited to a determination of whether taxes in addition to the amounts withheld from the Issued Common Stock may be due as a result of electing to participate in the Offer. Depending on your personal tax situation, you may owe taxes on the Issued Common Stock above and beyond the amounts withheld. Any difference in tax withholdings and actual tax liability, or failure to timely remit the proper amount of taxes may result in tax penalties, which will be your responsibility to pay.

This discussion is based on the Internal Revenue Code, its legislative history, Treasury Regulations and administrative and judicial interpretations as of the date of the Offer, all of which may change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of Eligible Participants.

General Income Tax Consequences of the Issued Common Stock.    The shares of Issued Common Stock issued to Eligible Participants who tender Eligible Options for cancellation is taxed as ordinary compensation income of the Eligible Participants in the year received. Such income is subject to withholding of income, FICA and Medicare taxes and other applicable employment taxes. To the extent that a tendering Eligible Participant recognizes ordinary income, we would be generally entitled to a corresponding federal income tax deduction.

Any applicable withholding taxes or charges on the Issued Common Stock will be paid to the appropriate tax authority or the employee, as required or permitted. We will withhold the supplemental rate applicable to your Eligible Options.

Federal Income Tax Consequences Specific to the Issued Common Stock.    The Issued Common Stock issued to U.S. employees will not be eligible for favorable tax treatment applicable to incentive stock options.

When you sell the Issued Common Stock, the difference between the price of the Issued Common Stock on the Offer Termination Date (based on the closing price of our Common Stock as reported on the Nasdaq National Market) and the fair market value of our Common Stock on the date you sell shares of the Issued Common Stock will be recognized as income (or a loss) and treated as ordinary income or as a capital gain (or loss). The level of tax will depend on your applicable tax rate and duration of owning the Issued Common Stock. Under the terms of the Offer, the shares of Issued Common Stock that represents 50% of the Consideration will have a restriction that will not permit the holders of such Issued Common Stock to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of any of the shares of Issued Common Stock subject to the holding restriction for a period of up to one year following the issuance of the Issued Common Stock. The remaining shares of Issued Common Stock will not be subject to a holding restriction, and may be sold by the Eligible Participant. To receive long-term capital gains treatment, stock must currently be held for at least one year. Your holding period for your Issued Common Stock will begin on the Issuance Date.

You will not be subject to U.S. Federal Income Tax as a result of your election not to exchange your Eligible Options. We do not believe that the Offer to you will change any of the terms of your Eligible Options if you do not accept the Offer. However, the IRS may characterize the Offer to you as a “modification” of those Eligible Options that are incentive stock options, even if you decline the Offer. A successful assertion by the IRS that such options have been modified could extend the options’ holding period to qualify for favorable tax treatment and cause a portion of such options to be treated as nonqualified stock options.

If you choose not to exchange your Eligible Options and you have been granted incentive stock options, we recommend that you consult with your tax advisor to determine the tax consequences of the exercise of those options and the sale of the Common Stock that you will receive upon exercise.

We recommend that you consult your tax advisor with respect to the federal, state, local and foreign tax consequences of electing to participate in the Offer.

13.	TERMS OF THE OFFER SPECIFIC TO ELIGIBLE PARTICIPANTS EMPLOYED OUTSIDE OF THE UNITED STATES.

If you are an Eligible Participant employed outside the United States who holds options under the Participating Plans, you are also subject to the terms of this Offer as described herein. International employees should refer to Appendix A to this document entitled “Guide to International Issues” for a discussion of the tax and other consequences of accepting or rejecting the Issued Common Stock under various foreign laws.

BEFORE ACCEPTING THE OFFER, WE RECOMMEND THAT YOU CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE TAX AND SOCIAL CONTRIBUTION CONSEQUENCES OF THE OFFER, INCLUDING BUT NOT LIMITED TO A DETERMINATION OF WHETHER TAXES IN ADDITION TO THE AMOUNTS WITHHELD FROM THE ISSUED COMMON STOCK, IF ANY, WILL BE DUE AS A RESULT OF ELECTING TO PARTICIPATE IN THE OFFER.

14.	EXTENSION OF OFFER; TERMINATION; AMENDMENT.

We expressly reserve the right, in our discretion, at any time and from time to time, to extend the period of time during which the Offer is open and delay accepting any options surrendered or exchanged by announcing the extension and giving oral or written notice of the extension to the Eligible Participants.

We also expressly reserve the right, in our reasonable judgment, prior to the Offer Termination Date, to terminate or amend the Offer and to postpone our acceptance and cancellation of any Eligible Options elected for exchange if any of the conditions specified in Section 7 of the Offer to Exchange occur. In order to postpone the acceptance and cancellation of any Eligible Option, we must announce the postponement and give oral or written notice of the postponement to the Eligible Participants. Our right to delay the acceptance and cancellation of Eligible Options may be limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we pay the consideration offered or return the exchanged options promptly after we terminate or withdraw the Offer.

As long as we comply with any applicable laws, we may amend the Offer in any way, including decreasing or increasing the Issued Common Stock offered to Eligible Participants in the Offer or by decreasing or increasing the number of Eligible Options to be exchanged in the Offer. We may amend the Offer at any time by announcing the amendment. If we extend the length of time during which the Offer is open, we will issue the amendment no later than 11:59 p.m., Pacific Time, on the announced Offer Termination Date. Any announcement relating to the Offer will be sent promptly to Eligible Participants in a manner reasonably designed to inform Eligible Participants of the change.

If we materially change the terms of the Offer or the information about the Offer, or if we waive a material condition of the Offer, we may extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Under these rules, the minimum period an Offer must remain open following material changes in the terms of the Offer or information about the Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances. We will publish a notice if we decide to take any of the following actions:

•	increase or decrease what we will give you in exchange for your Eligible Options;

•	increase or decrease the number of Eligible Options to be exchanged in the Offer; or

•	extend or terminate the Offer.

If the Offer is scheduled to expire within ten (10) business days from the date we notify you of such an increase or decrease, we intend to extend the Offer until ten (10) business days after the date the notice is published.

15.	FEES AND EXPENSES.

We will not pay any fees or commissions to any broker, dealer or other person asking holders of Eligible Options to exchange such options pursuant to this Offer, nor will we pay any fees or commissions to any third party with respect to the subsequent sale of Issued Common Stock.

16.	INFORMATION ABOUT NVIDIA.

General.    Our principal executive offices are located at 2701 San Tomas Expressway, Santa Clara, CA 95050, and our telephone number is (408) 486-2000. Our web site address is www.nvidia.com. The information on our web site is not a part of this Offer.

NVIDIA designs, develops and markets graphics and media communications processors and related software for personal computers, or PCs, workstations and digital entertainment platforms. We provide an architecturally compatible “top-to-bottom” family of award-winning performance 3D graphics processors and graphics processing units, or GPUs, that set the standard for performance, quality and features for a broad range of desktop PCs, from professional workstations to low-cost PCs and mobile PCs, from performance laptops to thin-and-light notebooks. Our 3D graphics processors are used for a wide variety of applications, including games, digital image editing, business productivity, the Internet and industrial design. Our graphics processors are designed to be architecturally compatible backward and forward between generations, giving our original equipment manufacturers, or OEMs, customers and end users a low cost of ownership. Information concerning our business, including our background, strategy, products, collaborative efforts, manufacturing, research and product development, competition, intellectual property and employees included in our Annual Report on Form 10-K for the year ended January 27, 2002 and our Quarterly Report on Form 10-Q for the period ended July 28, 2002 are incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 18—“Additional Information.”

Financial.    The following selected financial data is derived from our consolidated financial statements, as filed with the SEC. The selected financial data should be read in conjunction with the consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended January 27, 2002, filed with the SEC on May 14, 2002, and our Quarterly Report on Form 10-Q for the period ended July 28, 2002, filed with the SEC on September 10, 2002. All amounts are in thousands, except per share data.

	Year Ended		Six Months Ended
	January 28, 2001	January 27, 2002	July 29, 2001	July 28, 2002
			(unaudited)
Operating Data:
Revenue	$735,264	$1,369,471	$500,807	$1,010,190
Gross profit	$272,879	$519,238	$196,459	$306,467
Operating income	$128,135	$241,732	$76,931	$123,356
Net income	$98,469	$176,924	$59,576	$88,499
Diluted net income per common share	$0.62	$1.03	$0.35	$0.51
Basic net income per common share	$0.75	$1.24	$0.42	$0.58
Current assets	$930,884	$1,234,109	$966,611	$1,324,480
Total assets	$1,016,902	$1,503,174	$1,190,139	$1,615,154
Current liabilities	$309,417	$433,494	$357,368	$423,695
Convertible subordinated debentures	$300,000	$300,000	$300,000	$300,000
Other long-term liabilities	$378	$5,861	$3,672	$7,926
Total liabilities	$609,795	$739,355	$661,040	$731,621
Total stockholders’ equity	$407,107	$763,819	$529,099	$883,533
Book value per common share(1)	$2.97	$5.11	$3.69	$5.78

(1)	The historical book value per share is computed by dividing stockholders’ equity by the number of shares of common stock outstanding at the end of each period presented.

The financial information included in our Annual Report on Form 10-K for the year ended January 27, 2002 and Quarterly Report on Form 10-Q for the period ended July 28, 2002 is incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 18—“Additional Information.”

17.	RISK FACTORS.

In addition to those risks discussed in this Offer to Exchange, information concerning risk factors included in our Annual Report on Form 10-K for the year ended January 27, 2002 and our Quarterly Report on Form 10-Q for the period ended July 28, 2002 is incorporated by reference herein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In that event, the trading price of our Common Stock could decline.

Our Common Stock is listed for quotation on the Nasdaq National Market System under the symbol “NVDA.”

18.	ADDITIONAL INFORMATION.

We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this Offer to Exchange is a part, with respect to the Offer. This Offer does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following other materials that we have filed with the SEC before making a decision on whether to accept the Offer:

1.	Our Current Reports on Form 8-K, each dated April 29, 2002, each filed on April 29, 2002;

2.	Our Current Report on Form 8-K, dated April 29, 2002, filed on May 1, 2002;

3.	Our Annual Report on Form 10-K for the year ended January 27, 2002, filed on May 14, 2002, including all material incorporated by reference therein;

4.	Our Definitive Proxy on Schedule 14A, filed on May 28, 2002;

5.	Our Quarterly Report on Form 10-Q for the quarter ended April 28, 2002, filed on June 10, 2002, including all material incorporated by reference therein;

6.	Our Quarterly Report on Form 10-Q, as amended on Form 10-Q/A, for the quarter ended April 28, 2002, filed on July 3, 2002, including all material incorporated by reference therein;

7.	Our Quarterly Report on Form 10-Q for the quarter ended July 28, 2002, filed on September 10, 2002, including all material incorporated by reference therein;

8.	Our Current Report on Form 8-K, dated August 30, 2002, filed on August 30, 2002;

9.	Our Registration Statement on Form S-8, filed on September 23, 2002;

10.	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since January 27, 2002, including all materials incorporated by reference therein; and

11.	The description of the Common Stock contained in our Registration Statement on Form 8-A, filed on March 23, 1998 as amended on April 3, 1998.

The SEC file number for these filings is 000-23985. You can receive copies of these filings and other information, at prescribed rates, from the SEC by addressing written requests to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, you can read such reports, proxy and information statements, and other information at the public reference facilities at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants such as NVIDIA Corporation that file electronically with the SEC. The address of the SEC web site is http://www.sec.gov.

We will also provide without charge to each person to whom we deliver a copy of this Offer to Exchange, upon his or her written or oral request, a copy of any or all of the documents to which we have referred you, other than exhibits to these documents (unless the exhibits are specifically incorporated by reference into the documents). Requests should be directed to:

Stock Administration
NVIDIA Corporation
2701 San Tomas Expressway
Santa Clara, California 95050

or by telephoning us at (408) 486-2000 between 9:00 a.m. and 5:00 p.m., Pacific Time.

As you read the documents listed in this Section 18, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about NVIDIA should be read together with the information contained in the documents to which we have referred you.

19.     FORWARD-LOOKING STATEMENTS; MISCELLANEOUS.

This Offer to Exchange and our SEC reports referred to above include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. However, the safe harbors of Section 27A of the Securities Act and 21E of the Exchange Act do not apply to statements made in connection with this Offer. These forward-

looking statements involve risks and uncertainties that include, among others, those set forth in Section 17 of this document. More information about factors that potentially could affect our financial results is included in our filings with the SEC, including our Annual Report on Form 10-K for the year ended January 27, 2002, our Quarterly Report on Form 10-Q, as amended on Form 10-Q/A, for the quarterly period ended April 28, 2002 and our Quarterly Report on Form 10-Q for the quarterly period ended July 28, 2002.

We will assess whether we are permitted to make the Offer in all jurisdictions. In the event that we determine that we are not legally able to make the Offer in a particular jurisdiction, we reserve the right to withdraw the Offer in that particular jurisdiction and we will inform you of this decision. If we withdraw the offer in a particular jurisdiction, the Offer will not be made to, nor will exchanges be accepted from or on behalf of, the Eligible Participants residing in that jurisdiction.

The Board of Directors recognizes that the decision to accept or reject this Offer is an individual one that should be based on a variety of factors and you should consult your personal advisors if you have questions about your financial or tax situation. The information about this Offer from NVIDIA is limited to this document.

NVIDIA Corporation                     September 26, 2002

APPENDIX A

GUIDE TO INTERNATIONAL ISSUES

NVIDIA Corporation
Stock Option Exchange: A Guide to Issues in Australia

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock for individuals subject to tax in Australia. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares

You will be subject to tax consequences as a result of the exchange of an existing option for shares of common stock. The tax consequences will depend upon whether you made an election to be taxed on your stock options in the income year of their grant.

Where no election was made

If you did not make an election to be taxed in the income year of grant of the options, the exchange will be a taxable event. In this case, you will be required to include the market value (as defined under Australian tax law) of the shares received in your taxable income.

Also, please note that you will be subject to the Medicare Levy (currently 1.5%) and, if applicable, the Medicare surcharge (currently 1%), on your taxable income related to the exchange.

Where the election was made

If you made an election to be taxed in the income year of the grant of options, the exchange of shares for the cancellation of the options will be subject to capital gains tax. The capital gains tax consequences will arise when the agreement for the exchange is entered into.

Where the consideration to be provided for the cancellation exceeds the cost base of the options, the assessable capital gain will be equal to:

•
where the options have been held for at least 12 months prior to the agreement for the exchange being entered – the difference between the consideration to be received and the cost base of the options, less any prior year or current year capital losses, multiplied by 50%; or

•
where the options have been held for less than 12 months prior to the agreement for the exchange being entered – the difference between the consideration to be received and the cost base of the options.

Where:

•	the cost base of the options is the market value of the options as at the date of grant; and

•	the consideration received is the sum of the market value of the shares received in relation to the exchange.

If the consideration to be received is less than the cost base of the options, a capital loss equal to the difference should arise.

Sale of Shares

You will be subject to capital gains tax on any gain you realize when you sell the shares acquired pursuant to the exchange. Provided you sell the shares in an arm’s length transaction, the taxable amount will be:

(i)	where you have held the shares for less than one year – the difference between the sale proceeds and the cost base of the shares; or

(ii)
where you have held the shares for at least one year – one half the difference between the sale proceeds and the cost base of the shares (subject to you first applying any prior year or current year capital losses against the full capital gain).

The cost base of the shares will be the market value of the shares as at the date of their issue. Provided the shares are sold in an arm’s length transaction, if the sale proceeds are less than the cost base of the shares, then a capital loss will be available to offset current year or future year capital gains. A capital loss cannot be used to offset other income.

Withholding and Reporting

Under current laws, your employer is not required to withhold for taxes with respect to the issuance or sale of shares. You will be responsible for reporting and paying any taxes arising due to the issuance and/or sale of shares, including income tax and Medicare levy and surcharge (if applicable).

Foreign Exchange Information

Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers.

2

NVIDIA Corporation
Stock Option Exchange: A Guide to Issues in Canada

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock for individuals subject to tax in Canada. This summary is general in nature and does not discuss all of the tax consequences (including provincial variations) that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares

You will likely be subject to income tax and social insurance contributions as a result of the exchange of an existing option for shares of common stock. You will be subject to income tax and social insurance contributions on the fair market value of the shares when they are issued to you. The lock-up periods on the shares, if any, may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

You will likely be subject to income tax when you subsequently sell the shares acquired pursuant to the exchange. The taxable amount will be the difference between the taxable value of the shares at issuance and the sale price.

Withholding and Reporting

Your employer will likely not withhold income tax or social insurance contributions when the shares are issued to you. You will be responsible for paying all applicable taxes arising on the issuance of shares.

Your employer is not required to withhold or report upon the subsequent sale of shares.

Securities Information

You are permitted to sell your shares through the designated broker appointed by NVIDIA, if any, provided the resale of shares takes place outside of Canada through the facilities of a stock exchange on which the shares are listed.

3

NVIDIA Corporation
Stock Option Exchange: A Guide to Issues in France

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock for individuals subject to tax in France. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares

You will be subject to income tax and social security contributions as a result of the exchange of an existing option for shares of common stock. You will be subject to income tax and social insurance obligations on the fair market value of the shares when they are issued to you.

Sale of Shares

You will be subject to tax when you subsequently sell your shares. The taxable amount will be the difference between the taxable value of the shares on the date of issuance and the sale price. However, you will only be subject to tax if the aggregate annual proceeds that you (and certain family members) receive from the sale of stock exceeds €7,650 (for 2002).

Withholding and Reporting

Your employer is not required to withhold income tax when the shares are issued to you. However, your employer is required to withhold for social security contributions when the shares are issued to you. It is your responsibility to report in your tax return all income received under the exchange program.

Foreign Exchange Information

You may hold shares outside France provided you declare all foreign accounts, whether open, current, or closed, in your income tax return. Furthermore, you must declare to the customs and excise authorities any cash or securities you import or export without the use of a financial institution when the value of the cash or securities is equal to or exceeds €7,600.

4

NVIDIA Corporation
Stock Option Exchange: A Guide to Issues in Germany

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock for individuals subject to tax in Germany. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares

You will be subject to income tax and social insurance contributions as a result of the exchange of an existing option for shares of common stock. You will be subject to income tax and social insurance contributions on the fair market value of the shares when they are issued to you. The lock-up periods on the shares, if any, may reduce the taxable value of the shares, although this result is not certain. Please consult with your tax advisor for further information.

Pursuant to Section 19a of the German Income Tax Act (Einkommensteuergesetz), you may be able to deduct €154 from the taxable amount. You should consult with your tax advisor to determine if this deduction applies to your specific situation.

Sale of Shares

You will not be subject to tax when you subsequently sell your shares if you own the shares for at least 12 months, do not own 1% or more of NVIDIA’s stated capital (and have not owned 1% at any time in the last five years) and the shares are not held as business assets. If you sell the shares within 12 months of acquisition, you will be subject to tax. The taxable amount will be 50% of the difference between the taxable value of the shares on the date of issuance and the sale price. Furthermore, you will only be subject to tax if your total capital gain exceeds €512 in the relevant tax year. In this case, you will be taxed on the full gain (and not only the gain in excess of €512).

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent that you have not exceeded the applicable wage base) when the shares are issued to you. The number of shares you receive will be the net of the withholding amount.

Your employer is not required to withhold or report upon the subsequent sale of the shares.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

5

Foreign Exchange Information

Cross-border payments in excess of €12,500 must be reported monthly. If you use a German bank to affect a cross-border payment in excess of €12,500 in connection with the purchase or sale of NVIDIA shares or other securities, the bank will make the report. In which case, you will not have to report the transaction yourself. In addition, you must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis. Finally, you must also report on an annual basis, in the unlikely event that you hold shares representing 10% or more of the total or voting capital of NVIDIA.

6

NVIDIA Corporation
Stock Option Exchange: A Guide to Issues in Hong Kong

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock for individuals subject to tax in Hong Kong. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares

You will be subject to income tax as a result of the exchange of an existing option for shares of common stock. You will be subject to income tax on the fair market value of the shares when they are issued to you. There is an argument that the lock-up periods, if any, may reduce the taxable value of your shares. However, the conservative approach is that the lock-up periods will not result in discount to the taxable value of the shares. You should consult with your tax advisor to determine the taxable value of shares subject to the lock-up period.

Sale of Shares

You will not be subject to tax when you subsequently sell the shares acquired pursuant to the exchange.

Withholding and Reporting

Your employer is not required to withhold salaries tax or Mandatory Provident Fund contributions when the shares are issued to you. However, your employer will report your taxable benefits resulting from the exchange of your options as part of its normal annual return. It is your responsibility to report and pay all applicable taxes.

Securities Information

This document is private and confidential and has been printed in limited numbers and distributed to selected employees of NVIDIA. It is for the exclusive use of the person to whom it is addressed and should be returned if such person decides not to participate in the exchange program.

7

NVIDIA Corporation
Stock Option Exchange: A Guide to Issues in Japan

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock for individuals subject to tax in Japan. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares

You will be subject to income tax as a result of the exchange of an existing option for shares of common stock. You will be subject to income tax on the fair market value of the shares when they are issued to you. These amounts will likely be treated as remuneration income. The lock-up periods on the common stock, if any, may reduce the taxable value of the share, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

You will be subject to tax when you subsequently sell the shares acquired pursuant to the exchange. The taxable amount will be the difference between the taxable value of the shares on the date of issuance and the sale price.

Withholding and Reporting

Your employer is likely not required to withhold income tax or social security contributions when the shares are issued to you. It is your responsibility to report and pay any taxes resulting from your participation in the exchange program.

Foreign Exchange Information

To the extent you receive shares with a value of more than ¥100,000,000, you must file an ex post facto report (Report Concerning Acquisition or Transfer of Securities, “Securities Acquisition Report”) with the Ministry of Finance through the Bank of Japan within 20 days of acquiring the shares.

8

NVIDIA Corporation
Stock Option Exchange: A Guide to Issues in Korea

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock for individuals subject to tax in Korea. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares

You will be subject to income tax and social security contributions as a result of the exchange of an existing option for shares of common stock. You will be subject to income tax and social security contributions on the fair market value of the shares when they are issued to you. The lock-up periods on the shares, if any, may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell the shares acquired pursuant to the exchange. The taxable amount will be the difference between the taxable value of the shares on the date of issuance and the sale price.

Withholding and Reporting

Your employer is not required to withhold income tax or social security contributions when the shares are issued to you. It is your responsibility to report all income received under the option exchange program and to pay any applicable income tax and social security contributions.

9

NVIDIA Corporation
Stock Option Exchange: A Guide to Issues in Singapore

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock for individuals subject to tax in Singapore. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares

You will likely not be subject to income tax or Central Provident Fund (“CPF”) contributions tax as a result of the cancellation of your options, although this result is not certain. You will be subject to tax on the fair market value of the shares. Please note that, on May 3, 2002, the Minister of Finance announced that shares with a lock-up period will be subject to tax when the restriction lapses. This may result in an increase or decrease in the amount of the tax payable depending on the movement of the share price. Please also note that at this time it is unclear whether you can opt to pay the tax at the time of the issuance of the shares rather than when the restriction lapses. The Inland Revenue Authority is expected to release additional details on this shortly.

Sale of Shares

You will generally not be subject to tax when you subsequently sell the shares acquired pursuant to the exchange provided you are not in the business of buying and selling securities.

Withholding and Reporting

Your employer is not required to withhold or report income tax or CPF contributions when the shares are issued to you (or when the lock-up period expires) or upon the subsequent sale of the shares. It is your responsibility to report and pay all applicable taxes.

Securities Information

If you are a director, associate director or shadow director of a Singapore affiliate of NVIDIA, you are subject to certain notification requirements under the Singapore Companies Act when shares are issued to you. Among these requirements is an obligation to notify the Singapore affiliate in writing when you receive an interest (e.g., shares) in NVIDIA or any related companies. Please contact NVIDIA to obtain a copy of the notification form. In addition, you must notify the Singapore affiliate when you sell shares of NVIDIA or any related company (including when you sell shares acquired under the exchange program). These notifications must be made within two days of acquiring or disposing of any interest in NVIDIA or any related company. In addition, a notification must be made of your interests in NVIDIA or any related company within two days of becoming a director.

10

NVIDIA Corporation
Stock Option Exchange: A Guide to Issues in Taiwan

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock for individuals subject to tax in Taiwan. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares

You will be subject to income tax as a result of the exchange of an existing option for shares of common stock. You will be subject to income tax on the shares when they are issued to you. The taxable amount of the shares, however, is uncertain. The taxable amount will likely be either: (1) the par value of the shares; or (2) the fair market value of the shares. The lock-up periods on the shares, if any, may reduce the taxable value of the shares, although this result is not certain. Due to the uncertainty in calculating the taxable amount, you should consult with your tax advisor to determine how the tax laws apply to your specific situation.

Sale of Shares

You will generally not be subject to tax when you subsequently sell the shares acquired pursuant to the exchange.

Withholding and Reporting

Your employer is not required to withhold or report income tax when the shares are issued to you or upon the subsequent sale of the shares. It is your responsibility to report and pay all applicable taxes.

11

NVIDIA Corporation
Stock Option Exchange: A Guide to Issues in the United Kingdom

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock for individuals subject to tax in the United Kingdom. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares

You will be subject to income tax and National Insurance Contributions (to the extent your earnings have not yet exceeded the maximum earnings limit) as a result of the exchange of an existing option for shares of common stock. You will be subject to income tax and National Insurance Contributions on the taxable value of the shares when they are issued to you. The lock-up periods on the shares, if any, may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell the shares acquired pursuant to the exchange. The taxable amount will be the difference between the taxable value of the shares on the date of issuance and the sale price. Any capital gains you realize are subject to an annual personal exemption before capital gains tax is payable (£7,700 for the U.K. tax year 6 April 2002 to 5 April 2003) and to taper relief, the amount of which is based on the period of time during which you hold the shares and whether you continue to be employed by your employer or a related company.

Withholding and Reporting

Your employer is required to withhold and report income tax and National Insurance Contributions when the shares are issued to you. If you receive shares, the number of shares you receive will be the net of the withholding amount.

Your employer is not required to withhold or report upon the subsequent sale of the shares.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

12

ELECTION FORM

I have received the Offer to Exchange documents relating to NVIDIA Corporation’s (“NVIDIA”) offer to exchange certain stock options held by its employees. I understand that “Eligible Options” are only those options with an exercise price equal to or greater than $27.00 per share, and that the offer is only available to employees who qualify as “Eligible Participants” and who remain “Eligible Participants” through the close of the offer.

I understand that if I elect to cancel my Eligible Options in exchange for NVIDIA common stock, I will receive consideration equal to the number of shares underlying the Eligible Options I tender for exchange multiplied by $3.20. I understand that the number of shares of Issued Common Stock that I will receive will be based on the closing price of NVIDIA’s Common Stock on the Offer Termination Date and I will receive my shares of Issued Common Stock after October 25, 2002. The number of shares I receive will be reduced by the amount of applicable tax withholdings and will be calculated based on the closing price of our Common Stock as reported on the Nasdaq National Market on October 24, 2002, or a later date if the offer period is extended. I understand that for each stock option grant I elect to exchange, I lose my right to all outstanding unexercised shares under that option grant. I UNDERSTAND THAT IF I ELECT TO EXCHANGE ANY ELIGIBLE OPTIONS, ALL OPTIONS GRANTED TO ME IN THE SIX MONTHS PRIOR TO SEPTEMBER 26, 2002 (SINCE MARCH 25, 2002) MUST ALSO BE EXCHANGED. I AGREE TO ALL TERMS OF THE OFFER.

Please complete the Grant Number, Grant Date, Exercise Price and total number unexercised shares subject to each Eligible Option, and then check the appropriate box next to each such Eligible Option to indicate whether you will exchange or not exchange each Eligible Option.

You may change the terms of your election to exchange Eligible Option by submitting a new Election Form or a Notice to Change Election From Accept to Reject prior to the Offer Termination Date of October 24, 2002.

Grant Number	Grant Date	Exercise Price	Total Number of Unexercised Shares Subject to the Option (Shares to Be Cancelled)	I elect to exchange this Option Grant	I elect not to exchange this Option Grant
				☐	☐
				☐	☐
				☐	☐

I hereby agree that, unless I revoke my election before midnight Pacific Time on October 24, 2002 (or a later expiration date if NVIDIA extends the offer), my election will be irrevocable, and if accepted by NVIDIA, such surrendered Eligible Options will be cancelled in their entirety on or after such date.

I further understand and agree that, I can only elect to tender all shares subject to an Eligible Option, and the tender of the Eligible Option listed above will be for the full number of shares outstanding thereunder.

I acknowledge and agree that, by accepting this offer, I have agreed to all of the terms applicable to me in Appendix A to the Offer to Exchange – “Guide to International Issues.”

I acknowledge and agree that neither the ability to participate in the offer nor actual participation in the offer shall be construed as a right to continued employment with NVIDIA or my employer (except on an at-will basis, unless otherwise required by local law). I agree that NVIDIA has made no representations or warranties to me regarding this offer or the future pricing of NVIDIA stock, and that my participation in this offer is at my own discretion.

I AGREE THAT NVIDIA SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN THIS OFFER.

Employee Signature	Social Security/or Employee ID Number

Employee Name (Please Print)	E-mail Address	Date

PLEASE FAX OR DELIVER YOUR SIGNED AND COMPLETED ELECTION FORM TO STOCK ADMINISTRATION (fax number (408) 486-2577) NO LATER THAN MIDNIGHT, PACIFIC TIME ON OCTOBER 24, 2002 (OR A LATER EXPIRATION DATE IF NVIDIA EXTENDS THE OFFER).

NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

If you previously elected to reject NVIDIA Corporation’s (“NVIDIA”) offer to exchange certain stock options held by its employees, and you would like to change your election and accept the offer, you must sign this Notice and a new Election Form and send both to to Stock Administration at NVIDIA by hand delivery or via facsimile at (408) 486-2577 before midnight, Pacific Time, on October 24, 2002, unless the offer is extended. If you have questions regarding the process for returning this Notice, please send an email to optionexchange@nvidia.com.

To NVIDIA:

I previously received a copy of the Offer to Exchange documents (dated September 26, 2002), including all of its attachments, the cover letter and an Election Form. I signed and returned the Election Form, in which I elected to reject NVIDIA’s offer to exchange one or more of my Eligible Options. I now wish to change that election, and accept NVIDIA’s offer to exchange one or more of my Eligible Options. I understand that by signing this Notice and a new Election Form and delivering both forms pursuant to the instructions above, I will be able to withdraw my rejection of the offer and accept the offer instead. I have read and understand all of the terms and conditions of the offer.

I understand that in order to accept the offer, I must sign and deliver this Notice and a new Election Form to Stock Administration at NVIDIA by hand delivery or via facsimile at (408) 486-2577 before midnight, Pacific Time, on October 24, 2002, or if NVIDIA extends the deadline to exchange options, before the extended expiration of the offer.

I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, I hereby bind my successors, assigns and legal representatives.

I accept the offer to exchange Eligible Options as indicated in the Election Form completed as of the date hereof and attached hereto.

Optionee Signature	Date
Name (Please print)	Employee ID
Email Address

NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT

If you previously elected to accept NVIDIA Corporation’s (“NVIDIA”) offer to exchange certain options held by its employees, and you would like to change your election and reject the offer, you must sign this Notice and send it to Stock Administration at NVIDIA by hand delivery or via facsimile at (408) 486-2577 before midnight, Pacific Time, on October 24, 2002, unless the offer is extended. If you have questions regarding the process for returning this Notice, please send an email to optionexchange@nvidia.com.

To NVIDIA:

I previously received a copy of the Offer to Exchange documents (dated September 26, 2002), including all of its attachments, the cover letter and an Election Form. I signed and returned the Election Form(s), in which I elected to accept NVIDIA’s offer to exchange one or more of my Eligible Options. I now wish to change that election and reject NVIDIA’s offer to exchange one or more of my Eligible Options, which are indicated below. I understand that by signing this Notice and delivering it pursuant to the instructions above, I will be able to withdraw my election to participate in the offer, and reject the offer instead. I have read and understand all of the terms and conditions of the offer.

I understand that in order to reject the offer, I must sign and deliver this Notice to Stock Administration at NVIDIA by hand delivery or via facsimile at (408) 486-2577 before midnight, Pacific Time, on October 24, 2002, or if NVIDIA extends the deadline to exchange Eligible Options, before the extended expiration of the offer.

By rejecting the offer, I understand that I will not receive any Issued Common Stock, and I will keep my Eligible Options. These options will continue to be governed by the stock option plan under which they were granted and the existing option agreements between NVIDIA and me.

I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, I hereby bind my successors, assigns and legal representatives.

I do not accept the offer to exchange the following Eligible Options.

Grant ID	Grant Date	Exercise Price	Shares Outstanding

Optionee Signature	Date

Name (Please print)	Employee ID

Email Address